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                                 EXHIBIT 23.2


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                                                                    EXHIBIT 23.2



                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Magna Bancorp, Inc.:

         We consent to the use of our audit report dated August 23, 1996 on the consolidated financial statements of Magna Bancorp, Inc. and subsidiaries as of June 30, 1996 and 1995, and for each of the years in the three-year period ended June 30, 1996, incorporated herein by reference, and to the reference to our firm under the heading "EXPERTS" in the Proxy Statement/Prospectus.

                                                 /s/ KPMG PEAT MARWICK LLP

Jackson, Mississippi
June 25, 1997